Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F - (732) 395-4401

October 31, 2025

111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161

Vivakor, Inc. 5220 Spring Valley Road, Suite 500 Dallas, TX 75254	www. lucbro.com

RE:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Vivakor, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (SEC File No. 333-269178) (the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended, and the prospectus supplement to the Registration Statement, dated October 30, 2025 (the “Prospectus Supplement”), relating to the registration by the Company of (i) 10,600,000 shares (“Shares”) of common stock, par value $0.001 per share (the “Common Stock”) and (ii) 3,566,666 pre-funded warrants (the “Warrants”) in lieu of Shares, each exercisable for one share of Common Stock (“Warrant Shares,” and together with the Shares, the “Securities”).

The Securities are to be sold by the Company pursuant to a securities purchase agreement (the “Purchase Agreement”) dated as of October 30, 2025 between the Company and the purchasers named therein. The Purchase Agreement will be filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 31, 2025 (the “Form 8-K”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Securities. In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, (c) the Registration Statement and all exhibits thereto; and such certificates, documents and records as we have deemed to be appropriate in order to enable us to render the opinions set forth herein. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing, and in reliance thereon, we are of the opinion that (i) the issuance of the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders of such Shares, the Shares will be validly issued, fully paid and non-assessable; (ii) the Warrants have been duly authorized, and when executed and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (iii) the Warrant Shares have been duly authorized, and when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms of such Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Nevada and the State of New York. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Form 8-K and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP